UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2017

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2017, Cinedigm Corp. (the “Company”) entered into two Exchange Agreements (the “Exchange Agreements”) with certain beneficial owners of Notes (collectively, the “holders”) representing in the aggregate approximately 99%, or approximately $50 million, of the outstanding principal amount of the Company’s outstanding 5.5% Convertible Senior Notes due 2035 (the “Notes”) pursuant to which the holders thereof will exchange their outstanding Notes for a combination of cash, shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and second lien notes (the “Second Lien Notes”) issued pursuant to the Company’s Second Lien Loan Agreement dated as of July 14, 2016 among the Company, Cortland Capital Market Services LLC, as Agent, and the lenders party thereto, as amended (the “Note Exchanges”). The Note Exchanges are expected to occur over time and be completed concurrently with the closing of the previously announced sale of Common Stock to Bison Entertainment Investment Limited, a wholly owned subsidiary of Bison Holding Company Ltd. (“Bison Capital”) (together, the “Transactions”), pursuant to the previously disclosed Stock Purchase Agreement dated as of June 29, 2017 between the Company and Bison Capital (the “Stock Purchase Agreement”).

Both Exchange Agreements provide for the holders of Notes to exchange their Notes for cash and shares of Common Stock at a ratio of $350 in cash and 73.33 shares of Common Stock per $1,000 of Notes (the “Exchange Ratio”). One Exchange Agreement also provides for the holder party thereto to exchange $1,827,000 principal amount of its Notes for $1,462,000 principal amount of Second Lien Notes, which exchange is to occur shortly after execution of the Exchange Agreement, and prior to any other exchanges with such holder. All Notes other than those Notes exchanged for Second Lien Notes, may be surrendered by any holder party to an Exchange Agreement in exchange for the Common Stock portion of the Exchange Ratio. Holders of Notes who did not receive Second Lien Notes will exchange $1,143,000 principal amount of their Notes for 761,993 shares of Common Stock (exclusive of fractional shares), which exchange is to occur shortly after execution of the Exchange Agreement. Holders of Notes may surrender Notes in exchange for Common Stock periodically until the closing of the Transactions. Prior to closing the Transactions, the Company shall not issue more than 19.99% of the Common Stock of the Company outstanding as of the date of signing the Exchange Agreements. At Closing, the holders will exchange all of their remaining Notes for cash and shares such that all of the exchanges with such holders (other than the exchange for Second Lien Notes), in the aggregate, reflect the Exchange Ratio. The Company has agreed with certain holders that the number of shares of Common Stock deliverable at closing of the Transactions is subject to reduction in the event the volume weighted average price of the Common Stock for the 15 business days prior to the closing of the Transactions (the “Reference Price”) is greater than $2.50, in which case the number of shares of Common Stock deliverable is reduced by multiplying the shares deliverable to such Holder by a fraction equal to $2.50 divided by the Reference Price. Unless the number of shares is reduced as described, the aggregate number of shares of Common Stock that may be issued pursuant to the Note Exchanges is 3,536,792 shares. In addition, for the same holders, in the event at the closing of the Transactions the Reference Price is less than $1.50, the Company will be obligated to pay to holders an additional amount of cash equal to the positive difference between $1.50 and the Reference Price, in which case the Company may also elect to deliver cash in the amount of $1.50 per share of Common Stock in lieu of issuing any shares to the holder of Notes. Any accrued and unpaid interest on the exchanged Notes will be paid in cash, and such Notes will be immediately canceled, upon surrender. The Exchange Agreements may be terminated under certain circumstances, including if the Transactions are not consummated under the Stock Purchase Agreement.

The Company expects to hold a meeting of stockholders in the third quarter of 2017 at which time it will seek the approval of its stockholders of the Transactions, including the issuance of the shares of Common Stock pursuant to the Note Exchanges in excess of the 19.99% limit.

The Transactions, including the Note Exchanges, are subject to a number of closing conditions, including the receipt of stockholder, lender and regulatory approvals including CFIUS approval.

The foregoing description of the Exchange Agreements is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 attached hereto. The Stock Purchase Agreement is filed as Exhibit 10.3 attached hereto.

On July 10, 2017, the Company issued a press release announcing the Note Exchanges, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The securities are being issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement dated as of July 10, 2017 among the Company and the holders party thereto.

10.2	Exchange Agreement dated as of July 10, 2017 between the Company and the holder party thereto.

10.3	Stock Purchase Agreement dated as of June 29, 2017 between the Company and Bison Entertainment Investment Limited.

99.1	Press release of the Company dated July 10, 2017.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of July 10, 2017

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement dated as of July 10, 2017 among the Company and the holders party thereto.

10.2	Exchange Agreement dated as of July 10, 2017 between the Company and the holder party thereto.

10.3	Stock Purchase Agreement dated as of June 29, 2017 between the Company and Bison Entertainment Investment Limited.

99.1	Press release of the Company dated July 10, 2017.